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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 22, 2005
TEKTRONIX, INC.
(Exact name of registrant as specified in its charter)

OREGON	1-04837	93-0343990
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14200 SW Karl Braun Drive Beaverton, Oregon	97077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 627-7111
No Change
(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On September 22, 2005, the Board of Directors of Tektronix, Inc., an Oregon corporation (the Company”), implemented amendments to the Company’s 2001 Non-Employee Directors Compensation Plan, to change the period of compensation to a calendar year to coordinate with changes to the Company’s Deferred Compensation Plan and Stock Deferral Plan and to make other clarifying and administrative changes.
On September 22, 2005, the Board of Directors of Tektronix, Inc. implemented the 2005 Restatement of the Company’s Deferred Compensation Plan and the Stock Deferral Plan, to change the deferral period for directors, to conform the plans to changes in the tax laws and to make clarifying and administrative changes.
On September 22, 2005, at the Company’s annual meeting of the shareholders, the shareholders of the Company voted on and approved the Company’s 2005 Stock Incentive Plan. A description of the 2005 Stock Incentive Plan was included in the Company’s Proxy Statement for the 2005 Annual Meeting filed with the Securities and Exchange Commission and is incorporated herein by reference. The 2005 Stock Incentive Plan is filed under Item 9.01 as Exhibit 10.1 of this Form 8-K.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits.

	10.1.	2005 Stock Incentive Plan. (Incorporated by reference to Appendix B to the Company’s Proxy Statement dated August 18, 2005 for the 2005 Annual Meeting of Shareholders).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 27, 2005

TEKTRONIX, INC.
By:	/s/ JAMES F. DALTON
James F. Dalton
Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2005 Stock Incentive Plan. (Incorporated by reference to Appendix B to the Company’s Proxy Statement dated August 18, 2005 for the 2005 Annual Meeting of Shareholders).